Exhibit 99.1

ASSURANT AND THE WARRANTY GROUP AMEND DEAL STRUCTURE

•	Changes simplify deal structure

•	Transaction remains modestly accretive to 2018 earnings per share on a run-rate basis

•	Strategic rationale, attractive growth opportunities and significant operating synergies remain compelling and unchanged

NEW YORK and CHICAGO – Jan. 9, 2018 – Assurant, Inc. (NYSE: AIZ), a premier global provider of risk management solutions, and The Warranty Group, a global leader of protection plans and related programs, and a portfolio company of TPG Capital, today jointly announced that they have amended the structure of their $2.5 billion transaction, previously announced on October 18, 2017. Under the revised terms, Assurant, Inc. will acquire TWG Holdings Limited and its subsidiaries, and remain a Delaware corporation. This change follows recently enacted U.S. tax legislation and allows Assurant to simplify the overall deal structure and optimize the transaction financing mix. The transaction is expected to close in the second quarter of 2018, subject to regulatory and other customary closing conditions.

The transaction remains valued at $1.9 billion in equity value or $2.5 billion of enterprise value, including The Warranty Group’s existing debt. As before, the acquisition is expected to be modestly accretive to 2018 Assurant operating earnings per share on a run-rate basis, and significantly more accretive excluding the amortization of transaction-related intangible assets. Accretion is now measured against a higher expected Assurant stand-alone earnings per share baseline, which reflects the net benefits from enacted U.S. tax legislation. Assurant will continue to be traded on the New York Stock Exchange under the ticker symbol AIZ.

Changes from the new transaction structure include:

•	TPG Capital and its affiliates will receive 10.4 million Assurant shares, or approximately 19.8 percent of the current shares outstanding. This represents a reduction from the 16.0 million shares to have been issued previously.

•	In exchange for fewer Assurant shares, TPG Capital and its affiliates will receive increased cash consideration, totaling approximately $860 million, based on yesterday’s closing price, after taking into effect the transaction collar adjustment.

•	Assurant has entered into a new commitment letter for a $1.5 billion bridge facility (increased from $1.0 billion) to reflect the new structure. Assurant currently expects to replace this bridge facility with a combination of debt and equity, subject to market conditions.

•	The transaction will no longer be taxable to Assurant’s shareholders in the U.S. or other jurisdictions.

•	Upon closing, Assurant’s board will be comprised of 14 directors, including two from TPG Capital.

“We believe this simplified structure drives even greater value to shareholders, clients and employees, while also providing certainty on the benefits of tax reform to our global operations,” said Assurant President and Chief Executive Officer Alan Colberg. “Importantly, the acquisition remains a compelling, strategic transaction that advances our position as a leading vehicle protection provider, while building scale across other global lifestyle markets.”

The strategic rationale and other key terms previously announced are unchanged.

•	The combination of Assurant and The Warranty Group will significantly advance Assurant’s strategy in the global lifestyle market, with an attractive product and client portfolio, diversified growth profile and a deeper global footprint.

•	By the end of 2019, Assurant expects to generate $60 million of pre-tax operating synergies by optimizing global operations.

•	Assurant’s current senior management team will lead the combined organization.

CONFERENCE CALL AND WEBCAST DETAILS

Assurant will host a conference call and webcast today at 8:30 a.m. Eastern Time (U.S.) to discuss the transaction. The live webcast and investor presentation will be accessible in the Investor Relations section of assurant.com. An archived replay also will be available shortly after the event for those unable to listen to the live broadcast.

ADVISORS

Morgan Stanley & Co. LLC is serving as financial advisor to Assurant, with Willkie Farr & Gallagher LLP serving as legal advisor.

UBS Investment Bank is serving as financial advisor to The Warranty Group, with Skadden, Arps, Slate, Meagher & Flom LLP serving as legal advisor.

About Assurant

Assurant (NYSE:AIZ) is a global leader in risk management solutions, helping protect where people live and the goods they buy. Millions of consumers count on Assurant’s innovative products, services and support for major purchases like homes, cars, appliances, mobile devices and funerals. Assurant partners with leading companies that make, sell or finance those purchases to take great care of their customers and help their business grow. A member of the Fortune 500, Assurant has a market presence in 16 countries worldwide. As of September 30, 2017, the company had $32 billion in assets and $6 billion in annualized revenue. Learn more at assurant.com or follow us on Twitter @AssurantNews.

Media Contact:

Linda Recupero

Assurant

212.859.7005

linda.recupero@assurant.com

Investor Relations Contacts:

Suzanne Shepherd

Assurant

212.859.7062

suzanne.shepherd@assurant.com

Sean Moshier

Assurant

212.859.5831

sean.moshier@assurant.com

About The Warranty Group

With more than 50 years of industry leadership, The Warranty Group is one of the world’s premier global providers of warranty solutions and related benefits, with operations in more than 35 countries and over 1,600 employees. The Warranty Group is a single-source solution that provides underwriting, claims administration, and marketing expertise to some of the world’s leading manufacturers, distributors, and retailers of consumer goods including automobiles, homes, consumer appliances, electronics, and furniture, as well as specialty insurance products and services for financial institutions. For more information, visit www.thewarrantygroup.com.

Media Contact:

Margaret Nagle

The Warranty Group

312.356.3010

Margaret.nagle@thewarrantygroup.com

About TPG

TPG is a leading global alternative asset firm founded in 1992 with more than $73 billion of assets under management and offices in Austin, Beijing, Boston, Dallas, Fort Worth, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, San Francisco, Seoul, and Singapore. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth venture, real estate, credit, and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio. For more information, visit www.tpg.com.

Media Contact:

Luke Barrett

TPG

212.601.4752

lbarrett@tpg.com

Cautionary Statement Regarding Forward Looking Statements

Some of the statements included in this press release, in particular with respect to the proposed transaction, the benefits and synergies of the transaction, including operating synergies, future opportunities for the combined company and any statements regarding financing plans, the combined company’s future results, financial condition and operations, the impact of recently enacted U.S. tax reform legislation, anticipated business levels and offerings, planned activities, anticipated growth, market presence and opportunities, strategies, competition and other expectation, targets and financial metrics for future periods, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s best estimates, assumptions and projections and are subject to significant uncertainties. Actual results may differ materially from those projected in the forward-looking statements. Neither Assurant nor The Warranty Group undertakes any obligation to update any forward-looking statements in this press release as a result of new information or future events or developments. For a detailed discussion of the general risk factors that could affect Assurant’s results, please refer to the risk factors identified in Assurant’s annual and periodic reports filed with the U.S. Securities and Exchange Commission, which are available at http://www.sec.gov.